Exhibit 31

CERTIFICATIONS

I, Robert H. Benmosche, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of American International Group, Inc. for the year ended December 31, 2011;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: February 27, 2012

/s/ Robert H. Benmosche
Robert H. Benmosche
President and Chief Executive Officer

Exhibit 31

CERTIFICATIONS

I, David L. Herzog, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of American International Group, Inc. for the year ended December 31, 2011;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: February 27, 2012

/s/ David L. Herzog
David L. Herzog
Executive Vice President and Chief Financial Officer